UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (814) 765-9621

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, perpetual preferred stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2023 (the “Effective Date”), CNB Financial Corporation (the “Corporation”) and CNB Bank (the “Bank”) entered into a new executive employment agreement (the “Employment Agreement”) with Michael D. Peduzzi (“Mr. Peduzzi”), who currently serves as President and Chief Executive Officer of the Corporation and the Bank. This new Employment Agreement supersedes his prior agreement with the Corporation and the Bank that was entered into on October 22, 2021.

The initial term of the Employment Agreement commences on the Effective Date and continues until December 31, 2024. Thereafter, the Employment Agreement automatically renews for successive thirty-six-month periods unless and until terminated in accordance with the terms of the Employment Agreement, including automatic termination as of December 31, 2030 (representing the end of the calendar year in which Mr. Peduzzi attains the Bank’s mandatory retirement age for the President and Chief Executive Officer (that is, age 65)).

Pursuant to the Employment Agreement, Mr. Peduzzi is entitled to a base salary not less than $623,000 and is eligible to receive stock, stock rights and bonuses as may from time to time be awarded by the Board of Directors of the Corporation (the “Board”). Mr. Peduzzi is also entitled to participate in certain benefits, including insurances, paid time off, retirement plans and similar benefits, made available to other similarly situated executive-level employees of the Corporation and/or the Bank. Further, during Mr. Peduzzi’s employment, the Corporation or the Bank will maintain a Supplemental Executive Retirement Plan (“SERP”) arrangement with Mr. Peduzzi, pursuant to which Mr. Peduzzi will be eligible receive 20 annual payments of at least $120,000 if Mr. Peduzzi retires after the age of 62, subject to the terms and conditions set forth in a separate SERP arrangement entered into between the Corporation and Mr. Peduzzi, established effective January 1, 2022, as amended on October 1, 2023. A copy of Mr. Peduzzi’s SERP was filed as Exhibit 10.13 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 as in incorporated herein by reference. A copy of the amendment to Mr. Peduzzi’s SERP was filed as Exhibits 10.6 and 10.7 to the Corporation’s Current Report on Form 8-K filed on October 2, 2023 and is incorporated herein by reference.

The Employment Agreement includes (i) non-competition restrictions and non-solicitation restrictions during Mr. Peduzzi’s employment and for 24 months thereafter, (ii) confidentiality and non-disclosure restrictions, and (iii) non-disparagement restrictions.

In the event his employment is terminated without “cause,” regardless of whether such termination is in connection with a “change of control,” or he voluntarily terminates his employment for “good reason” under certain specific circumstances within 12 months following a “change of control” (as such terms are defined in the Employment Agreement), Mr. Peduzzi will be entitled to receive a lump sum cash severance payment equal to (i) 2.5 times his base salary for the year in which his employment ends (or, if his termination is for “good reason” as a result of a material reduction in his base salary, then his base salary in effective as of immediately prior to such reduction), plus (ii) 2.5 times the average incentive bonus paid over the preceding three-year period. In addition, in such case, the Corporation or the Bank will provide Mr. Peduzzi and his family continued medical, dental, and vision coverage for a period of up to 6 months following the date of his termination of employment that is no less favorable than such coverage that was provided to him and his family immediately prior to such termination of employment.

Cash and benefits payable to Mr. Peduzzi pursuant to the Employment Agreement following a change of control, together with payments under other benefit plans, could constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the imposition of a 20% excise tax on the recipient and the denial of the deduction for such excess amounts to the Corporation or the Bank. If amounts payable to Mr. Peduzzi would be excess parachute payments, then his severance benefits will be reduced to that amount that would result in no portion being an excess parachute payment, unless payment of the full severance amount would result in Mr. Peduzzi receiving an amount greater than the reduced amount on an after-tax basis. The Employment Agreement does not provide for tax indemnity for any such potential excise taxes that may be due by Mr. Peduzzi.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Employment Agreement herein is a summary of the material terms, does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 8.01.	Other Events.

At a meeting of the Board held on November 13, 2023, the Board selected Jeffrey S. Powell, a director of the Corporation since December 27, 1994, to serve as Chairperson of the Board, effective as of January 1, 2024. Mr. Powell, age 58, will succeed Peter F. Smith, age 69, who will remain Chairperson of the Board until December 31, 2023. Mr. Smith intends to remain on the Board until achieving the Corporation’s mandatory director retirement age of 70 during 2024 in accordance with the Corporation’s bylaws.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, dated November 27, 2023, by and between CNB Financial Corporation, CNB Bank and Michael Peduzzi

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB FINANCIAL CORPORATION

Date: November 30, 2023	By:	/s/ Tito L. Lima
Tito L. Lima
Treasurer